Exhibit 99.1

[LOGO OF DELPHI FINANCIAL GROUP, INC.]                1105 North Market Street
                                                              Suite 1230
                                                      Wilmington, Delaware 19801
                                                           www.delphifin.com
Press Release

Contact: Bernard J. Kilkelly                              For Immediate Release
         Vice President, Investor Relations               4/25/06
Phone:   212-303-4349
E-mail:  bernie-kilkelly@dlfi.com

      DELPHI FINANCIAL ANNOUNCES FIRST QUARTER 2006 OPERATING EPS OF $0.99
                        AND NET INCOME PER SHARE OF $0.97

Wilmington, Delaware - April 25, 2006 - Delphi Financial Group, Inc. (NYSE: DFG) announced today that net income in the first quarter of 2006 was $32.8 million, or $0.97 per share, compared to $30.1 million, or $0.91 per share, in the first quarter of 2005. Net income in the first quarter of 2006 included after-tax realized investment losses of $(0.8) million, or $(0.02) per share, while net income in the first quarter of 2005 included after-tax realized investment gains of $1.2 million, or $0.04 per share.

Operating earnings (1) in the first quarter of 2006 were $33.6 million, or $0.99 per share, compared with operating earnings of $28.1 million, or $0.84 per share, in the first quarter of 2005.

Core group employee benefit premiums in the first quarter of 2006 grew 11% from the first quarter a year ago, reaching a record $251.0 million. This growth was driven by a 13% increase in group disability premiums at Delphi's Reliance Standard Life (RSL) subsidiary and a 13% increase in premiums from excess workers' compensation insurance for self-insured employers, the leading product of Delphi's Safety National subsidiary. The combined ratio in group employee benefits insurance declined to 93.7% in the first quarter of 2006 from 94.8% in the first quarter of 2005 and 94.1% for the full-year 2005.

Robert Rosenkranz, Chairman and Chief Executive Officer, commented, "Delphi achieved excellent financial results in the first quarter and accomplished important strategic initiatives to expand our distribution and strengthen our market leadership positions. At RSL, we continued to achieve strong premium growth while maintaining our focus on smaller cases where profit margins have historically been higher. RSL recently solidified our strategic alliance with several health insurers by establishing a new division, Custom Disability Solutions (CDS). The CDS division will lead RSL's expansion in the turnkey group disability reinsurance market, which provides us with significant alternative distribution to our small case niche focused on employers with less than 300 employees."

Mr. Rosenkranz continued, "Safety National's excess workers' compensation premium growth was boosted by record new production of $24.6 million. This production included the first significant renewals of former Employers Re clients since we purchased the renewal rights to the excess workers' compensation business of Employers Re in July 2005. We continue to see no signs that the hard market in excess workers' compensation will soften significantly any time soon. Rates have remained unchanged, while self-insured retentions continued to increase, renewal rates remained high and demand for our coverage continues to be strong in most states around the country."

DELPHI FINANCIAL REPORTS FIRST QUARTER 2006 OPERATING EPS OF $0.99        Page 2

Delphi's net investment income in the first quarter of 2006 rose 11% to $59.0 million, driven by 12% growth in invested assets. The pre-tax equivalent yield on the Company's investment portfolio in the first quarter of 2006 was 6.2%, unchanged from the first quarter of 2005. Delphi's book value per share before accumulated other comprehensive losses or income(2) was $31.60 at March 31, 2006, compared with $30.89 at December 31, 2005 and up 11% from $28.53 at March 31, 2005.

CONFERENCE CALL

On April 26, 2006 at 11:00 AM (Eastern time), Delphi will broadcast the Company's first quarter 2006 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi's website for one week beginning at approximately 1:00 PM (Eastern time) on April 26, 2006. Investors can also download Delphi's first quarter 2006 statistical supplement from the Company's website at www.delphifin.com.

In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as "expects," "believes," "anticipates," "intends," "judgment," "outlook" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers' compensation for self-insured employers, travel accident and dental. Delphi's asset accumulation business emphasizes individual fixed annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

DELPHI FINANCIAL REPORTS FIRST QUARTER 2006 OPERATING EPS OF $0.99        Page 3

(1) Operating earnings, which is a non-GAAP financial measure, consist of income from continuing operations excluding after-tax realized investment gains and losses, as applicable. After-tax net realized investment (losses) gains were $(0.8) million and $1.2 million, or $(0.02) per share and $0.04 per share, for the first quarter of 2006 and 2005, respectively. After-tax (loss) income from discontinued operations was $(10,000) and $0.9 million, or $0 per share and $0.03 per share, for the first quarter of 2006 and 2005, respectively. The Company believes that because realized investment gains and losses and discontinued operations arise from events that, to a significant extent, are within management's discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company's operating trends. Investment gains or losses may be realized based on management's decision to dispose of an investment, and investment losses may be realized based on management's judgment that a decline in the market value of an investment is other than temporary. Discontinued operations occur based on management's decision to exit or sell a particular business. Thus, realized investment gains and losses and results from discontinued operations are not reflective of the Company's ongoing earnings capacity, and trends in the earnings of the Company's underlying insurance operations can be more clearly identified without the effects of these items. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, gains and losses of these types, particularly as to investments, occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company's overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies' financial statements.

(2) Diluted book value per share before accumulated other comprehensive (loss) income, which is a non-GAAP financial measure, is based on shareholders' equity excluding the effect of accumulated other comprehensive (loss) income. The Company believes that, because accumulated other comprehensive income fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP, this non-GAAP measure is useful in analyzing the Company's operating trends.

                                -tables attached-

                          DELPHI FINANCIAL GROUP, INC.
                           NON-GAAP FINANCIAL MEASURES
                             RECONCILIATION TO GAAP
                (Unaudited; in thousands, except per share data)

                                                                             Three Months Ended
                                                                       ------------------------------
                                                                         03/31/06         03/31/05
                                                                       -------------    -------------
INCOME STATEMENT DATA
---------------------
Operating earnings (Non-GAAP measure)                                  $      33,645    $      28,066
    Net realized investment (losses) gains, net of taxes                        (813)           1,181
                                                                       -------------    -------------
      Income from continuing operations                                       32,832           29,247
    Discontinued operations, net of taxes                                        (10)             860
                                                                       -------------    -------------
Net income (GAAP measure)                                              $      32,822    $      30,107
                                                                       =============    =============
DILUTED RESULTS PER SHARE OF COMMON STOCK:
    Operating earnings (Non-GAAP measure)                              $        0.99    $        0.84
      Net realized investment (losses) gains, net of taxes                     (0.02)            0.04
                                                                       -------------    -------------
        Income from continuing operations                                       0.97             0.88
      Discontinued operations, net of taxes                                        -             0.03
                                                                       -------------    -------------
    Net income (GAAP measure)                                          $        0.97    $        0.91
                                                                       =============    =============

                                                                          03/31/06        12/31/05
                                                                       -------------    -------------
BALANCE SHEET DATA
------------------
Shareholders' equity, excluding accumulated other
    comprehensive (loss) income                                        $   1,037,223    $   1,012,775
    Add:  Accumulated other comprehensive (loss) income                       (2,573)          20,264
                                                                       -------------    -------------
Shareholders' equity (GAAP measure)                                    $   1,034,650    $   1,033,039
                                                                       =============    =============
Diluted book value per share of common stock, excluding
    accumulated other comprehensive (loss) income (Non-GAAP measure)   $       31.60    $       30.89
    Add:  Accumulated other comprehensive (loss) income                        (0.07)            0.57
                                                                       -------------    -------------
Diluted book value per share of common stock (GAAP measure)            $       31.53    $       31.46
                                                                       =============    =============

Please see note 1 of the press release for a discussion regarding the usefulness of the non-GAAP financial measure "operating earnings." The Company believes that the non-GAAP financial measure "diluted book value per share excluding accumulated other comprehensive (loss) income" provides useful supplemental information because accumulated other comprehensive income fluctuates from period to period primarily due to changes in the value of its assets resulting from variations in market interest rates, while the values of its liabilities are not similarly marked to market under GAAP.

NOTE: Prior period results have been restated for discontinued operations attributable to assumed property reinsurance.

                          DELPHI FINANCIAL GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (Unaudited; in thousands, except per share data)

                                                                            Three Months  Ended
                                                                       ------------------------------
                                                                          03/31/06        03/31/05
                                                                       -------------    -------------
Revenue:
    Premium and fee income                                             $     262,959    $     235,857
    Net investment income                                                     59,029           53,383
    Net realized investment (losses) gains                                    (1,251)           1,817
                                                                       -------------    -------------
                                                                             320,737          291,057
                                                                       -------------    -------------
Benefits and expenses:
    Benefits, claims and interest credited to policyholders                  191,618          176,601
    Commissions and expenses                                                  75,761           67,093
                                                                       -------------    -------------
                                                                             267,379          243,694
                                                                       -------------    -------------
      Operating income                                                        53,358           47,363
Interest expense:
    Corporate debt                                                             4,686            3,670
    Junior subordinated deferrable interest debentures                         1,271            1,171
Income tax expense                                                            14,569           13,275
                                                                       -------------    -------------
      Income from continuing operations                                       32,832           29,247
Discontinued operations, net of taxes                                            (10)             860
                                                                       -------------    -------------
      Net income                                                       $      32,822    $      30,107
                                                                       =============    =============
Basic results per share of common stock:
    Income from continuing operations                                  $        1.00    $        0.91
    Discontinued operations                                                        -             0.02
    Net income                                                                  1.00             0.93

    Weighted average shares outstanding                                       32,986           32,309

Diluted results per share of common stock:
    Income from continuing operations                                  $        0.97    $        0.88
    Discontinued operations                                                        -             0.03
    Net income                                                                  0.97             0.91
    Weighted average shares outstanding                                       33,883           33,262

Dividends paid per share of common stock                               $        0.10    $        0.09

NOTE: Prior period results have been restated for discontinued operations attributable to assumed property reinsurance.

                          DELPHI FINANCIAL GROUP, INC.
                     SUMMARIZED CONSOLIDATED BALANCE SHEETS
                            (Unaudited; in thousands)

                                                                          3/31/06         12/31/05
                                                                       -------------    -------------
Assets:
     Investments:
       Fixed maturity securities, available for sale                   $   3,236,888    $   3,244,764
       Short-term investments                                                275,496           94,308
       Other investments                                                     566,833          573,532
                                                                       -------------    -------------
                                                                           4,079,217        3,912,604

     Cash                                                                     28,613           28,493
     Cost of business acquired                                               263,719          248,138
     Reinsurance receivables                                                 410,163          413,113
     Goodwill                                                                 93,929           93,929
     Securities lending collateral                                           248,131          244,821
     Other assets                                                            250,825          235,644
     Assets held in separate account                                         105,158           99,428
                                                                       -------------    -------------
         Total assets                                                  $   5,479,755    $   5,276,170
                                                                       =============    =============
Liabilities and Shareholders' Equity:
     Policy liabilities and accruals                                   $   1,896,335    $   1,862,872
     Policyholder account balances                                         1,137,236        1,039,610
     Corporate debt                                                          257,750          234,750
     Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities
       issued by unconsolidated subsidiaries                                  59,762           59,762
     Securities lending payable                                              248,131          244,821
     Other liabilities and policyholder funds                                740,733          701,888
     Liabilities related to separate account                                 105,158           99,428
                                                                       -------------    -------------
         Total liabilities                                                 4,445,105        4,243,131

Shareholders' equity:
     Class A Common Stock                                                        316              313
     Class B Common Stock                                                         38               39
     Additional paid-in capital                                              453,982          442,531
     Accumulated other comprehensive (loss) income                            (2,573)          20,264
     Retained earnings                                                       665,857          636,285
     Treasury stock, at cost                                                 (82,970)         (66,393)
                                                                       -------------    -------------
                                                                           1,034,650        1,033,039
                                                                       -------------    -------------
         Total liabilities and shareholders' equity                    $   5,479,755    $   5,276,170
                                                                       =============    =============

                          DELPHI FINANCIAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited; in thousands)

                                                                          03/31/06         03/31/05
                                                                       -------------    -------------
Operating activities:
    Net income                                                         $      32,822    $      30,107
    Adjustments to reconcile net income to net cash provided
         by operating activities:
       Change in policy liabilities and policyholder accounts                 71,266           75,043
       Net change in reinsurance receivables and payables                      7,964           11,141
       Amortization, principally the cost of business
         acquired and investments                                             16,565           14,328
       Deferred costs of business acquired                                   (29,086)         (25,280)
       Net realized losses (gains) on investments                              1,251           (1,817)
       Net change in federal income tax liability                              9,807           10,640
       Other                                                                 (26,617)         (35,870)
                                                                       -------------    -------------
         Net cash provided by operating activities                            83,972           78,292
                                                                       -------------    -------------
Investing activities:
    Purchases of investments and loans made                                 (425,779)        (505,340)
    Sales of investments and receipts from repayment of loans                372,965          383,525
    Maturities of investments                                                 45,673           68,474
    Net change in short-term investments                                    (181,132)         (42,365)
    Change in deposit in separate account                                     (1,546)          (2,925)
                                                                       -------------    -------------
         Net cash used by investing activities                              (189,819)         (98,631)
                                                                       -------------    -------------
Financing activities:
    Deposits to policyholder accounts                                        122,763           23,351
    Withdrawals from policyholder accounts                                   (28,010)         (23,545)
    Borrowings under revolving credit facility                                25,000           26,000
    Principal payments under revolving credit facility                        (2,000)          (5,000)
    Other financing activities                                               (11,786)             977
                                                                       -------------    -------------
         Net cash provided by financing activities                           105,967           21,783
                                                                       -------------    -------------
Increase in cash                                                                 120            1,444
Cash at beginning of period                                                   28,493           24,324
                                                                       -------------    -------------
         Cash at end of period                                         $      28,613    $      25,768
                                                                       =============    =============